Exhibit 99.1

Perrigo Reports Record Sales and Earnings for Second Quarter Fiscal 2008

Increases Full Year Guidance

 ALLEGAN, Mich., Feb. 5 /PRNewswire-FirstCall/ --

–	Second quarter revenue increased $65 million, or 17 percent, to $435 million

–	GAAP net income increased 63 percent to $34 million, or $0.36 per share

–	Second quarter cash provided by operations of $67 million

–	Fiscal 2008 earnings guidance increased to between $1.50 and $1.60 per share

Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its second quarter fiscal year 2008 and six months ended December 29, 2007.

Perrigo Company
(in thousands, except per share amounts)

	Second Quarter		Six Months
	2008	2007	2008	2007

Sales	$435,483	$370,629	$818,223	$710,844
Net Income	$34,289	$21,088	$68,308	$37,970
Diluted EPS	$0.36	$0.23	$0.72	$0.41
Diluted Shares	95,283	93,506	95,104	93,595

Second Quarter Results
Net sales for the second quarter of fiscal 2008 were a record $435.5 million, an increase of $64.9 million, or 17 percent, compared with $370.6 million last year. Reported net income was $34.3 million, or $0.36 per share, compared with $21.1 million, or $0.23 per share a year ago, which included expense for a product recall of $3.2 million after-tax, or $0.03 per share, and a restructuring charge of $417 thousand after-tax, or less than $0.01 per share.

Perrigo Chairman and CEO, Joseph C. Papa, stated, “I am extremely pleased with our performance this quarter both financially and operationally. Record sales were achieved through double digit sales growth in each of our business segments. Operating income grew 85 percent from last year on a 390 basis point improvement in gross margins. These improvements, along with continued focus on working capital, generated $67 million in cash flow from operations, up $43 million from last year. These results also come before the largest new product launch in our history, Omeprazole, which we expect to start shipping by the end of our third fiscal quarter.”

Six Months Results
Net sales for the six months ended December 29, 2007 were $818.2 million, an increase of $107.4 million, or 15 percent, compared with $710.8 million last year. Reported net income was $68.3 million, or $0.72 per share, compared with $38.0 million, or $0.41 per share last year. The year ago period included expense for a product recall of $3.9 million after-tax, or $0.04 per share, and a restructuring charge of $417 thousand after-tax, or less than $0.01 per share.

Consumer Healthcare
Consumer Healthcare segment net sales in the quarter were a record $320.2 million, up $44.3 million, or 16 percent, compared with $275.9 million a year ago. The sales increase resulted from $9.9 million in new product revenue; strong sales in the smoking cessation, analgesics and cough/cold product categories and increases in non-U.S. businesses. Operating income was $38.5 million, compared with $17.4 million a year ago. The income gain was a result of the volume increase as well as benefits from supply chain and operational efficiency improvements. Additionally, last year’s second quarter included $3.2 million in after-tax costs related to a product recall.

On December 28, 2007, Perrigo announced it received final approval from the FDA for its Abbreviated New Drug Application (ANDA) for OTC Cetirizine Hydrochloride Tablets, 5 and 10 mg. The product will be marketed under store brand labels and is comparable to McNeil Consumer Healthcare’s Zyrtec(R) Tablets. Store brand shipments began in January.

For the first six months of 2008, Consumer Healthcare sales were $588.5 million, up $70.7 million, or 14 percent, compared with $517.8 million last year. Operating income was $68.1 million, up $33.6 million, or 97 percent, compared with $34.5 million last year, which included after-tax costs of $3.9 million related to a product recall.

On January 9, 2008, the Company announced it acquired Galpharm Healthcare, Ltd., a leading United Kingdom-based supplier of over-the-counter store brand products, for approximately $86 million. The acquisition is expected to add more than $55 million in sales annually and be accretive to earnings in the first 12 months.

Rx Pharmaceuticals
The Rx Pharmaceuticals segment reported sales of $38.7 million, including $5.0 million of service and royalty revenue, an increase of $10.4 million, or 37 percent, compared with $28.3 million a year ago. Fiscal 2008 second quarter results also included $6.9 million in sales of products acquired from Glades Pharmaceuticals. Operating income was $8.4 million, up from $3.7 million last year as a result of increased volume and improved margins.

For the first six months of fiscal 2008, net sales were $73.6 million, including $10.8 million of service and royalty revenue and $13.5 million in sales of acquired products, resulting in an increase of $13.9 million, or 23 percent, compared with $59.7 million last year. Operating income was $15.8 million, up 67 percent from $9.5 million last year.

API
API segment sales were $34.6 million, compared with $28.6 million a year ago, or an increase of 21 percent. Operating income was $3.4 million, compared with $5.9 million last year, reflecting a less favorable product sales mix. For the six months, sales were $73.4 million, up $15.0 million, or 26 percent, compared with $58.4 million a year ago. Operating income for the six months was $10.7 million, compared with $10.6 million in the same period last year.

Other
The Other category, consisting of the Israel Consumer Products and Israel Pharmaceutical and Diagnostic Products segments, reported second quarter sales of $42.0 million, compared with $37.8 million a year ago, an increase of 11 percent. Operating income was $3.3 million, compared with $3.0 million last year. Sales for the six months were $82.7 million, up 10 percent, compared with $75.0 million in the same period a year ago. Operating income was $5.8 million, compared with $5.6 million last year.

In the fiscal 2008 second quarter, unallocated expenses were $4.8 million, compared with $3.6 million a year ago, due to higher employee wage and benefit costs. For the six months in fiscal 2008, unallocated expenses were $5.5 million, compared with $8.1 million last year. The decrease was due primarily to a favorable legal settlement that offset expenses in the first quarter of fiscal 2008.

Outlook
The Company is increasing full year guidance and now anticipates adjusted EPS for the full fiscal year in the range of $1.50 to $1.60 per share, up 69 to 80 percent from last year. This increase from previous guidance reflects the continued strong performance of Perrigo’s existing portfolio and additional volume gains as a result of ongoing quality issues at a competitor. The Company also expects its full-year tax rate to be in the range of 21 to 24 percent, down from prior guidance as a result of forecasted changes to the worldwide income mix and additional tax planning measures. The Company expects to generate cash from operations in the range of $180 million to $200 million.

Mr. Papa stated, “Perrigo is executing in a challenging economic environment by delivering quality, affordable healthcare to our customers. We continue our focus on improving quality, our supply chain, and working capital management, while investing in our new product pipeline. The Galpharm acquisition is another example of improving our customer offering, while also improving our return on invested capital. We are generating strong cash flow and delivering value to our customers and shareholders.”

Perrigo will host a conference call to discuss fiscal 2008 second quarter results at 10:00am (ET) on Tuesday, February 5. The conference call will be available via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 888-694-4676, International 973-582-2737, and reference ID# 31908064. A taped replay of the call will be available beginning at approximately 2:30 p.m. (ET) Tuesday, February 5, until midnight Tuesday, February 12, 2008. To listen to the replay, call 800-642-1687, International 706-645-9291, access code 31908064.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes over-the-counter (OTC) and prescription pharmaceuticals, nutritional products, active pharmaceutical ingredients (API) and consumer products. The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of manufacturing facilities are the United States, Israel, Mexico and the United Kingdom. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 30, 2007, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Second Quarter		Year-to-Date
	2008	2007	2008	2007

Net sales	$435,483	$370,629	$818,223	$710,844
Cost of sales	305,071	274,147	571,093	521,547
Gross profit	130,412	96,482	247,130	189,297

Operating expenses
Distribution	7,744	7,155	14,818	14,539
Research and development	16,143	14,902	32,463	27,949
Selling and administration	57,685	47,396	104,960	94,068
Restructuring	–	642	–	642
Total	81,572	70,095	152,241	137,198

Operating income	48,840	26,387	94,889	52,099
Interest, net	3,674	3,300	8,329	7,886
Other income, net	(969)	(2,258)	(2,152)	(2,319)

Income before income taxes	46,135	25,345	88,712	46,532
Income tax expense	11,846	4,257	20,404	8,562
Net income	$34,289	$21,088	$68,308	$37,970

Earnings per share
Basic	$0.37	$0.23	$0.73	$0.41
Diluted	$0.36	$0.23	$0.72	$0.41

Weighted average shares outstanding
Basic	93,147	91,836	93,186	92,104
Diluted	95,283	93,506	95,104	93,595

Dividends declared per share	$0.0500	$0.0450	$0.0950	$0.0875

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 29,	June 30,	December 30,
	2007	2007	2006
Assets	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$72,163	$30,305	$39,635
Investment securities	29,642	49,110	34,030
Accounts receivable	311,013	282,045	246,603
Inventories	326,002	295,114	322,624
Current deferred income taxes	38,683	41,400	50,358
Income taxes refundable	4,568	–	–
Assets held for sale	2,746	2,746	–
Prepaid expenses and other current assets	18,669	18,340	24,515
Total current assets	803,486	719,060	717,765

Property and equipment	687,068	664,096	629,325
Less accumulated depreciation	358,068	333,024	308,999
	329,000	331,072	320,326

Restricted cash	400,000	422,000	400,000
Goodwill	212,934	196,218	188,272
Other intangible assets	191,430	159,977	137,921
Non-current deferred income taxes	59,925	54,908	46,039
Other non-current assets	42,535	41,919	43,740
	$2,039,310	$1,925,154	$1,854,063

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$194,214	$164,318	$173,008
Notes payable	3,937	11,776	18,333
Payroll and related taxes	44,673	46,226	41,049
Accrued customer programs	48,882	48,218	45,436
Accrued liabilities	40,137	47,333	44,328
Accrued income taxes	–	29,460	23,311
Current deferred income taxes	20,320	17,125	6,193
Current portion of long-term debt	16,539	15,381	–
Total current liabilities	368,702	379,837	351,658

Non-current liabilities
Long-term debt	648,077	650,762	668,784
Non-current deferred income taxes	106,569	103,775	106,702
Other non-current liabilities	99,566	36,311	34,646
Total non-current liabilities	854,212	790,848	810,132

Shareholders' equity
Preferred stock, without par value, 10,000 shares authorized	–	–	–
Common stock, without par value, 200,000 shares authorized	505,076	519,419	509,910
Accumulated other comprehensive income	79,470	56,676	31,456
Retained earnings	231,850	178,374	150,907
Total shareholders' equity	816,396	754,469	692,273
	$2,039,310	$1,925,154	$1,854,063

Supplemental Disclosures of Balance Sheet Information
Allowance for doubtful accounts	$8,944	$9,421	$12,198
Allowance for inventory	$36,184	$36,210	$39,098
Working capital	$434,784	$339,223	$366,107
Preferred stock, shares issued	–	–	–
Common stock, shares issued	93,353	93,395	92,666

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year-To-Date
	2008	2007
Cash Flows (For) From Operating Activities
Net income	$68,308	$37,970
Adjustments to derive cash flows
Depreciation and amortization	30,983	27,681
Share-based compensation	3,930	5,718
Deferred income taxes	6,096	(4,248)
Sub-total	109,317	67,121

Changes in operating assets and liabilities
Accounts receivable	(22,125)	(9,295)
Inventories	(24,238)	(22,919)
Income taxes refundable	(4,568)	–
Accounts payable	24,951	(4,034)
Payroll and related taxes	(2,605)	(12,658)
Accrued customer programs	664	(4,098)
Accrued liabilities	(6,663)	(937)
Accrued income taxes	10,266	9,480
Other	10,131	(5,025)
Sub-total	(14,187)	(49,486)
Net cash from operating activities	95,130	17,635

Cash Flows (For) From Investing Activities
Purchase of securities	(133,791)	(117,746)
Proceeds from sales of securities	153,502	111,665
Asset acquisition	(12,401)	–
Additions to property and equipment	(13,714)	(19,784)
Proceeds from sales of property and equipment	–	2,613
Net cash for investing activities	(6,404)	(23,252)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(7,839)	(1,699)
Borrowings of long-term debt	50,000	60,000
Repayments of long-term debt	(55,000)	(15,000)
Tax effect of stock transactions	1,115	(59)
Issuance of common stock	16,029	3,700
Repurchases of common stock	(35,417)	(15,547)
Cash dividends	(8,898)	(8,116)
Net cash (for) from financing activities	(40,010)	23,279

Net increase in cash and cash equivalents	48,716	17,662
Cash and cash equivalents, at beginning of period	30,305	19,018
Effect of exchange rate changes on cash	(6,858)	2,955
Cash and cash equivalents, at end of period	$72,163	$39,635

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$19,561	$18,254
Interest received	$10,392	$9,831
Income taxes paid	$11,723	$6,727
Income taxes refunded	$1,288	$1,369

Table I
PERRIGO COMPANY
SEGMENT INFORMATION
(in thousands)
(unaudited)

	Second Quarter		Fiscal Year
	2008	2007	2008	2007
Segment Sales
Consumer Healthcare	$320,205	$275,947	$588,464	$517,756
Rx Pharmaceuticals	38,655	28,260	73,615	59,685
API	34,608	28,633	73,422	58,412
Other	42,015	37,789	82,722	74,991
Total	$435,483	$370,629	$818,223	$710,844

Segment Operating Income (Loss)
Consumer Healthcare	$38,521	$17,420	$68,070	$34,520
Rx Pharmaceuticals	8,356	3,686	15,801	9,473
API	3,425	5,929	10,701	10,587
Other	3,292	2,976	5,781	5,640
Unallocated expenses	(4,754)	(3,624)	(5,464)	(8,121)
Total	$48,840	$26,387	$94,889	$52,099

Table II
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Second Quarter		Fiscal Year
	2008	2007	2008	2007

Reported operating income	$48,840	$26,387	$94,889	$52,099
Restructuring	–	642	–	642
Adjusted operating income	$48,840	$27,029	$94,889	$52,741

Reported net income	$34,289	$21,088	$68,308	$37,970
Restructuring (1)	–	417	–	417
Adjusted net income	$34,289	$21,505	$68,308	$38,387

Diluted earnings per share
Reported	$0.36	$0.23	$0.72	$0.41
Adjusted	$0.36	$0.23	$0.72	$0.41

Diluted weighted average shares outstanding	95,283	93,506	95,104	93,595

(1)	Net of taxes at 35%

Table II (Continued)
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Second Quarter		Fiscal Year
	2008	2007	2008	2007
Consumer Healthcare
Reported operating income	$38,521	$17,420	$68,070	$34,520
Restructuring	–	642	–	642
Adjusted operating income	$38,521	$18,062	$68,070	$35,162

CONTACT:
Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com, or Ernest J. Schenk, Manager, Investor Relations and Communication, +1-269-673-9212, eschenk@perrigo.com, both of Perrigo Company/
/First Call Analyst: /
/FCMN Contact: pblain@perrigo.com /
/Web site: http://www.perrigo.com /
(PRGO)